Exhibit 2.1



                          STOCK PURCHASE AGREEMENT
                          ------------------------


            STOCK PURCHASE AGREEMENT (this "Agreement"), dated as of May 1, 2002 (the "Effective Date"), among each of the Stockholders listed on
Schedule 1 hereto (each a "Stockholder" and, together, the "Stockholders"), American Lawyer Media Holdings, Inc., a Delaware corporation ("Buyer"), and Law.com, Inc., a Delaware corporation (the "Company").

                                  RECITALS
                                  --------

      A. The Stockholders collectively own all the common stock, par value $0.01 per share (the "Common Stock"), of the Company, which shares constitute as of the date hereof, all of the issued and outstanding capital stock of the Company.

      B. Buyer wishes to purchase from the Stockholders, and the Stockholders wish to sell to Buyer, the Common Stock, upon the terms and subject to the conditions set forth herein.

            Accordingly, the parties hereto agree as follows:

         1. Sale and Transfer of the Common Stock. Buyer will purchase from the Stockholders, and the Stockholders will sell, assign, transfer and deliver to Buyer, that number of shares of the Common Stock, set forth next to the name of the Stockholders on Schedule 1 hereto, such sale, assignment, transfer and delivery to be effective on the Effective Date.

         2. Instruments of Conveyance and Transfer. Each of the Stockholders hereby agrees, severally and not jointly, that, simultaneously with the execution hereof, it shall deliver to Buyer a duly executed assignment separate from certificate ("Assignment Separate from Certificate") evidencing the transfer of the portion of the Common Stock held by it, dated as of the Effective Date, in such form satisfactory to Buyer as shall be effective to vest in Buyer good and marketable title to the portion of the Common Stock held by it. Further, each Stockholder covenants that it shall at any time, and from time to time after the date hereof, execute, acknowledge and deliver all further assignments, transfers, and any other such instruments of conveyance, upon the reasonable request of Buyer, to confirm the sale of the Common Stock held by it hereunder.

         3. Payment by Buyer. Subject to the representations, warranties and covenants of the Stockholders set forth herein, in consideration of the sale, assignment transfer and delivery of the Common Stock to Buyer referred to in Section 1, Buyer agrees to issue to each Stockholder the number of shares of common stock, par value $0.01 per share, of Buyer set forth next to the name of the Stockholder on Schedule 1 hereto under the caption "Consideration", simultaneously with the receipt by Buyer of the items set forth in Section 2.

         4. Representations and Warranties of the Stockholders and the Company. Each of the Stockholders and the Company, severally and not jointly, represents and warrants to Buyer as of the Effective Date as follows:

            (a) Corporate Existence and Power. Each of the Stockholders and the Company has been duly organized, and is validly existing and in good standing, under the laws of its jurisdiction of formation, and has all corporate power and all governmental licenses, authorizations, Permits, consents and approvals required to carry on their respective businesses as now conducted.

            (b) Corporate Authorization; Enforceability. Each of the Stockholders and the Company has all requisite power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby and has taken all necessary corporate or other action to authorize the execution, delivery and performance of this Agreement. This Agreement and the Assignments Separate from Certificate and other instruments executed and delivered by the Stockholders to Buyer pursuant to
Section 2 have been duly executed and delivered by each of the Stockholders and the Company and constitute the valid and binding agreement of each of the Stockholders and the Company, as the case may be, enforceable against each of the Stockholders and the Company in accordance with their respective terms, except to the extent that their enforceability may be subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar Laws affecting the enforcement of creditors' rights generally and by general equitable principles , and will effectively vest in Buyer good, valid and marketable title to the Common Stock pursuant to and as contemplated by this Agreement free and clear of all encumbrances whatsoever.

            (c) Governmental Authorization. The execution, delivery and performance by each of the Stockholders and the Company of this Agreement require no consent, approval, Order, authorization or action by or in respect of, or filing with, any Governmental Authority.

            (d) Non-Contravention; Consents. The execution, delivery and performance by each of the Stockholders and the Company of this Agreement and the consummation of the transactions contemplated hereby do not (i) violate the certificate of incorporation or bylaws of any Stockholder or the Company, (ii) violate any applicable Law or Order, (iii) require any filing with or Permit, consent or approval of, or the giving of any notice to, any Person (including filings, consents or approvals required under any Permits of the Stockholders or the Company or any licenses to which the Company is a party), (iv) result in a violation or breach of, conflict with, constitute (with or without due notice or lapse of time or both) a default under, or give rise to any right of termination, cancellation or acceleration of any right or obligation of the Company or to a loss of any benefit to which the Company is entitled under, any Contract, agreement or other instrument binding upon the Company or any license, franchise, Permit or other similar authorization held by the Company, or (v) result in the creation or imposition of any Lien on any asset of the Company.

            (e) Capitalization. As of the Effective Date, the shares of Common Stock listed on Schedule 1 hereto, in aggregate, represent 100% of the authorized, issued and outstanding capital stock of the Company. The Common Stock to be acquired by Buyer will be duly authorized, validly issued, fully-paid, nonassessable and free and clear of any Liens.

         5. Representations and Warranties of the Stockholders. Each of the Stockholders, severally and not jointly, represents and warrants to Buyer as of the Effective Date as follows:

            (a) Ownership of Common Stock. The portion of the Common Stock set forth next to the name of each Stockholder in Schedule 1 hereto is owned of record and beneficially by such Stockholder, free and clear of any option, call, contract, commitment, demand, Lien, charge, security interest or encumbrance whatsoever.

            (b) Interest in Common Stock. Upon the consummation of the sale, assignment, transfer, conveyance and delivery of the Common Stock to Buyer, as set forth herein, no Stockholder shall own, of record, or beneficially, or have, by conversion, warrant, option or otherwise, any right to, interest in or agreement to acquire any capital stock of the Company, whether issued or authorized but unissued.

            (c) Accredited Investor. Such Stockholder is an "accredited investor" as that term is defined in Rule 501(a) promulgated under the Securities Act of 1933, as amended (the "Securities Act"), is a sophisticated investor, has such knowledge and experience in financial, business and investment matters as to be capable of evaluating the merits and risks of the sale of its stock in the Company, and has had an opportunity to discuss the Company's business, management and financial affairs with directors, officers and management of the Company and the Buyer. Such Stockholder has also had the opportunity to ask questions of, and receive answers from, the Buyer and its management regarding the terms of this transaction.

            (d) General Solicitation. Such Stockholder will not offer or sell any of the Stockholders' Shares by any form of general solicitation or general advertising, including but not limited to the methods described in Rule 502 (c) under the Securities Act.

        6. Representations and Warranties of Buyer. Buyer represents and warrants to each of the Stockholders and the Company as of the Effective Date as follows:

            (a) Corporate Existence and Power. Buyer is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware.

            (b) Corporate Authorization; Enforceability. The execution, delivery and performance by Buyer of this Agreement are within Buyer's corporate powers and have been duly authorized by all necessary corporate action on the part of Buyer. This Agreement has been duly executed and delivered by Buyer and constitutes the valid and binding agreement of Buyer, enforceable against Buyer in accordance with its terms, except to the extent that its enforceability may be subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the enforcement of creditors' rights generally and by general equitable principles.

            (c) Buyer Common Stock. The shares of common stock, par value $0.01 per share, of Buyer to be issued to the Stockholders hereunder have been duly authorized and upon issuance in accordance with this Agreement will be validly issued, fully-paid and non-assessable, and free from all taxes, Liens, claims and encumbrances.

            (d) Governmental Authorization. The execution, delivery and performance by Buyer of this Agreement require no consent, approval, Order, authorization or action by or in respect of, or filing with, any Governmental Authority.

            (e) Non-Contravention; Consents. The execution, delivery and performance by Buyer of this Agreement, and the consummation of the transactions contemplated hereby do not (i) violate the certificate of incorporation or bylaws of Buyer or (ii) violate any applicable Law or Order.

            (f) Purpose. Buyer is acquiring the Common Stock for its own account, not as a nominee or agent, for investment and not with a view to the resale or distribution of any part thereof.

            (g) Accredited Investor. Buyer is an "accredited investor" as defined in Rule 501(a) promulgated under the Securities Act, is a sophisticated investor, has such knowledge and experience in financial, business and investment matters as to be capable of evaluating the merits and risks of the purchase of the Common Stock, and has had an opportunity to discuss the Company's business, management and financial affairs with directors, officers and management of the Company

            (h) No Registration. Buyer understands that the Common Stock is being offered in a transaction not involving any public offering within the meaning of the Securities Act, that the Common Stock has not been registered under the Securities Act and Buyer understands and agrees that it shall not resell, pledge or otherwise transfer the Common Stock except pursuant to an effective registration statement under the Securities Act or pursuant to an exemption from registration.

        7. Definitions. As used in this Agreement:

            (a) "Affiliate" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with the first Person. For the purposes of this definition, "control," when used with respect to any Person, means the possession, directly or indirectly, of the power to (i) vote 10% or more of the securities having ordinary voting power for the election of directors (or comparable positions) of such Person or (ii) direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise, and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

            (b) "Contracts" means any contracts (whether written or oral), commitments, leases of personal property, purchase orders, contracts to purchase raw materials, contracts for services and supplies, contracts to supply or sell products and all of the other agreements (whether written or oral);

            (c) "Governmental Authority" means any domestic or foreign governmental or regulatory authority;

            (d) "Law" means any federal, state or local statute, law, rule, regulation, ordinance, code, Permit, license, policy or rule of common law;

            (e) "Lien" means, with respect to any property or asset, any mortgage, lien, pledge, charge, security interest, encumbrance or other adverse claim of any kind in respect of such property or asset. For the purposes of this Agreement, a Person will be deemed to own, subject to a Lien, any property or asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such property or asset;

            (f) "Order" means any judgment, injunction, judicial or administrative order or decree;

            (g) "Permit" means any government or regulatory license, authorization, permit, franchise, consent or approval; and

            (h) "Person" means an individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

        8. Miscellaneous.

            (a) Counterparts. This Agreement may be signed in any number of counterparts, each of which will be deemed an original but all of which together shall constitute one and the same instrument.

            (b) Amendments and Waivers. (i) Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement, or in the case of a waiver, by the party against whom the waiver is to be effective.

            (ii) No failure or delay by any party in exercising any right, power or privilege hereunder will operate as a waiver thereof nor will any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided will be cumulative and not exclusive of any rights or remedies provided by Law.

            (c) Successors and Assigns. The provisions of this Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that no party may assign, delegate or otherwise transfer (including by operation of Law) any of its rights or obligations under this Agreement without the consent of each other party hereto. Notwithstanding the foregoing, Buyer may assign its rights and delegate its obligations under the Agreement to an Affiliate of Buyer without the consent of any other party hereto. Any assignment in violation of this subsection will be void ab initio.

            (d) No Third Party Beneficiaries. This Agreement is for the sole benefit of the parties hereto and their permitted successors and assigns and nothing herein expressed or implied will give or be construed to give to any Person, other than the parties hereto and such permitted successors and assigns any legal or equitable rights hereunder.

            (e) Governing Law. This Agreement will be governed by, and construed in accordance with, the internal substantive law of the State of New York.

            (f) Jurisdiction. Except as otherwise expressly provided in this Agreement, any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby may be brought in any court of competent jurisdiction in the Borough of Manhattan, New York and the United States District Court for the Southern District of New York (assuming that such court otherwise has jurisdiction) and each of the parties hereby consents to the non-exclusive jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by Law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court.

            (g) WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM, WHETHER IN CONTRACT OR TORT, AT LAW OR IN EQUITY, ARISING OUT OF OR IN ANY WAY RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

            (h) Headings. The headings in this Agreement are for convenience of reference only and will not control or affect the meaning or construction of any provisions hereof.

            (i) Entire Agreement. This Agreement (including the Schedules) constitute the entire agreement among the parties with respect to the subject matter of this Agreement. This Agreement (including the Schedules hereto) supersede all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter hereof of this Agreement.

            (j) Severability. If any provision of this Agreement or the application of any such provision to any Person or circumstance is held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, the remainder of the provisions of this Agreement (or the application of such provision in other jurisdictions or to Persons or circumstances other than those to which it was held invalid, illegal or unenforceable) will in no way be affected, impaired or invalidated, and to the extent permitted by applicable Law, any such provision will be restricted in applicability or reformed to the minimum extent required for such provision to be enforceable. This provision will be interpreted and enforced to give effect to the original written intent of the parties prior to the determination of such invalidity or unenforceability.

           [The remainder of the page left intentionally blank.]

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered effective as of the date first above written.

                                      AMERICAN LAWYER MEDIA HOLDINGS, INC.

                                      By:  /s/ William L. Pollak
                                           --------------------------------
                                           Name:  William L. Pollak
                                           Title: President and Chief
                                                  Executive Officer


                                      LAW.COM, INC.

                                      By:  /s/ Anup Bagaria
                                           --------------------------------
                                           Name:  Anup Bagaria
                                           Title: Director


                                      U.S. EQUITY PARTNERS, L.P.

                                      By:  WP Management Partners L.L.C.,
                                           its General Partner

                                      By:  /s/ Anup Bagaria
                                           --------------------------------
                                           Name:  Anup Bagaria
                                           Title: Vice President


                                      U.S. EQUITY PARTNERS (OFFSHORE), L.P.

                                      By:  WP Management Partners L.L.C.,
                                           its General Partner

                                      By:  /s/ Anup Bagaria
                                           --------------------------------
                                           Name:  Anup Bagaria
                                           Title: Vice President


                                      INDUSTRIAL AND FINANCIAL INVESTMENTS CO.

                                      By:  /s/ Taleb A. Ali
                                           --------------------------------
                                           Name:  Taleb A. Ali
                                           Title: Chairman and Managing Director


                                      KUWAIT FINANCIAL CENTRE S.A.K.

                                      By:  /s/ Bader M. Al-Sa'ad
                                           --------------------------------
                                           Name:  Bader M. Al-Sa'ad
                                           Title: Managing Director &
                                                  General Manager

                                 SCHEDULE 1


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                                            Shares of
                                           Common Stock
         Name of Stockholder                of Company          Consideration
 -----------------------------------------------------------------------------
 U.S. Equity Partners, L.P.                 1,302,510               91,545

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 U.S. Equity Partners (Offshore), L.P.        371,630               26,120

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 Industrial and Financial                      24,030                1,689
 Investments Co.
 -----------------------------------------------------------------------------
 Kuwait Financial Centre S.A.K.                9,620                   676

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